ADVANTAGE SOLUTIONS INC. Earnings Presentation March 1, 2023

Disclaimer Forward-Looking Statements Certain statements in this presentation may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “could”, “expect”, “intend”, “will”, “would”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.   Non-GAAP Financial Measures and Related Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), Adjusted EBITDA and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below. Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity based compensation of Karman Topco L.P., (vii) change in fair value of warrant liability, (viii) stock-based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses, (xv) Recovery from Take 5, (xvi) costs associated with the Take 5 Matter and (xvii) other adjustments that management believes are helpful in evaluating our operating performance. Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

2022 Key Messages Record revenues of greater than $4 billion for full year 2022, an increase of 12% year-over-year Adjusted EBITDA of $436 million in line with Company’s updated guidance rage Decline in dollars and margin reflect a continued shift in revenue mix and persistent cost pressures Continuing to work with clients to implement price increases Overall macroeconomic conditions causing ongoing challenges for manufacturers, retailers, and service providers Slower-than-anticipated improvement in labor market Persistent wage inflation, though rate of increase has started to show signs of moderation Capital allocation priorities remain deleveraging the Company’s balance sheet

Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding. Total Advantage Sales Segment Marketing Segment Revenues Adjusted EBITDA Quarterly Financial Results $ in millions. $ in millions. % margin % margin % margin

HEALTHY Revenue TRENDS ACROSS SEGMENTS IN Q4 In-Store sampling and Demonstration Event Count +26% YoY Sales Segment Marketing Segment Strong growth in retail merchandising with continued mix shift away from headquarter work Improvement in foodservice (no longer lapping customer loss) and international with headwinds in digital commerce In-store sampling and demonstration continuing to rebound with event count up ~26% year-over-year, reaching approximately 70% of Q4 2019 levels Strength in private label services offsetting digital marketing headwinds

2023 outlook FY2023 Adjusted EBITDA guidance in the range of $400 million to $420 million prior to adjustments related to any acquisitions and divestitures Decline from FY2022 performance, reflecting: Continued inflationary cost pressures at “higher-than-normal” rates Slow improvements in labor availability Macro industry headwinds Sales brokerage mix-shift towards retail work Expecting in-store sampling and demonstration services to continue showing strong recovery trajectory Anticipating improvement in free cash flow conversion due to one-time items in FY2022; selectively evaluating strategic alternatives including divestitures that do not align with our main focus area

Total Debt of $2.1 billion(1) Leverage at around 4.5x net debt(1) to LTM December Adjusted EBITDA No meaningful maturities for the next 4+ years Debt Capitalization: Equity capitalization as of December 31, 2022: 319,690,300 Class A Common shares outstanding 1,610,014 Treasury shares outstanding 18,578,321 Warrants with a $11.50 exercise price per share 15,949,824 RSUs and PSUs(4) 2,115,664 Options Capitalization Summary Net debt is a non-GAAP financial measure and includes Other Debt of approximately $6M. For a reconciliation of net debt to total debt, the most directly comparable GAAP counterpart, please see the appendix attached hereto. First Lien Term Loan rate subject to 0.75% LIBOR floor. See First Lien Credit Agreement, dated October 28, 2020 and First Lien Amendment dated October 28, 2021 for additional information. First Lien Term Loan that amortizes at 1% per annum, paid quarterly. Illustratively showing full $1,299 million obligation in 2027E maturity, including $500 million of borrowing capacity of Revolving Credit Facility. PSUs represent the number of underlying shares that would be issued at Target performance levels.   Maturity Rate Outstanding First Lien Term Loan 2027 L+4.50%(2) 1,299 Senior Secured Notes 2028 6.50% 775 Total Funded Debt     $2,074 Other Debt 6 Less: Cash and Cash Equivalents (121) Total Net Debt1 $1,959 1L Term Loan Sr. Secured Notes (3) $1,799

Non-GAAP Reconciliation

NON-GAAP RECONCILIATION *(1/4)*

Consolidated	Three Months Ended March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Total Company (in thousands)				
Net income (loss)	$ 17,534	$ 3,676	$ 23,227	$ (1,421,729)
Add:				
Interest expense, net	11,883	28,188	23,557	40,831
Provision for (benefit from) income taxes	9,049	1,316	1,158	(156,860)
Depreciation and amortization	57,768	58,444	57,785	59,078
Impairment of goodwill and indefinite-lived assets	—	—	—	1,572,523
Equity based compensation of Topco[1]	(2,795)	(3,519)	(828)	208
Change in fair value of warrant liability	(15,442)	(4,914)	(1,100)	220
Stock based compensation expense[2]	7,771	14,961	7,174	9,919
Fair value adjustments related to contingent consideration related to acquisitions[3]	2,134	3,654	(340)	(674)
Acquisition-related expenses[4]	9,585	5,998	4,260	4,059
EBITDA for economic interests in investments[5]	(4,052)	(1,020)	(2,474)	(5,342)
Restructuring expenses[6]	643	253	3,562	1,636
Litigation expenses[7]	—	(800)	—	6,157
Costs associated with COVID-19, net of benefits received[8]	1,574	1,362	2,009	2,263
Costs associated with the Take 5 Matter[9]	1,087	723	278	377
Adjusted EBITDA	$ 96,739	$ 108,322	$ 118,268	$ 112,666

	Three Months Ended March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
(in thousands)				
Numerator - Revenues	$ 914,808	$ 981,076	$ 1,051,095	$ 1,102,763
Denominator - Adjusted EBITDA	$ 96,739	$ 108,322	$ 118,268	$ 112,666
Adjusted EBITDA	10.6%	11.0%	11.3%	10.2%

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NON-GAAP RECONCILIATION *(2/4)*

	Three Months Ended			
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Sales Segment (in thousands)				
Operating income (loss)	$ 18,973	$ 15,177	$ 31,765	$ (1,389,107)
Add:				
Depreciation and amortization	40,969	40,543	39,798	40,075
Impairment of goodwill and indefinite-lived assets	—	—	—	1,421,719
Equity based compensation of Topco(1)	(1,652)	(2,032)	(320)	283
Stock based compensation expense(2)	4,758	9,171	4,080	6,016
Fair value adjustments related to contingent consideration related to acquisitions(3)	803	6,090	(1,901)	(4,442)
Acquisition-related expenses(4)	7,314	3,540	2,880	808
EBITDA for economic interests in investments(5)	(4,207)	(1,155)	(2,656)	(5,351)
Restructuring expenses(6)	819	340	2,360	1,307
Litigation expense(7)	—	(100)	—	6,157
Costs associated with COVID-19, net of benefits received(8)	456	179	166	611
Sales Segment Adjusted EBITDA	$ 68,233	$ 71,753	$ 76,172	$ 78,076

	Three Months Ended			
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Marketing Segment (in thousands)				
Operating income (loss)	$ 4,051	$ 13,089	$ 15,077	$ (148,431)
Add:				
Depreciation and amortization	16,799	17,901	17,987	19,003
Impairment of goodwill and indefinite-lived assets	—	—	—	150,804
Equity based compensation of Topco(1)	(1,143)	(1,487)	(508)	(75)
Stock based compensation expense(2)	3,013	5,790	3,094	3,903
Fair value adjustments related to contingent consideration related to acquisitions(3)	1,331	(2,436)	1,561	3,768
Acquisition-related expenses(4)	2,271	2,458	1,380	3,251
EBITDA for economic interests in investments(5)	155	135	182	9
Restructuring expenses(6)	(176)	(87)	1,202	329
Litigation expenses(7)	—	(700)	—	—
Costs associated with COVID-19, net of benefits received(8)	1,118	1,183	1,843	1,652
Costs associated with the Take 5 Matter(9)	1,087	723	278	377
Marketing Segment Adjusted EBITDA	$ 28,506	$ 36,569	$ 42,096	$ 34,590

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Non-GAAP Reconciliation (3/4) (in millions) December 31, 2022 Current portion of long-term debt $ 14.0 Long-term debt, net of current portion 2,022.8 Less: Debt issuance costs (42.4) Total Debt 2,079.2 Less: Cash and cash equivalents 120.7 Total Net Debt $ 1,958.5

Non-GAAP Reconciliation (4/4) Note: Numerical figures included in this slide have been subject to rounding adjustments Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. (“Topco”) made to one of the equityholders of Topco and (ii) equity-based compensation expense associated with the Common Series C Units of Topco. Represents non-cash compensation expense related to the 2020 Incentive Award Plan and the 2020 Employee Stock Purchase Plan. Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions for the applicable periods. Represents fees and costs associated with activities related to our acquisitions and restructuring activities including professional fees, due diligence, and integration activities. Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements. Represents fees and costs associated with various internal reorganization activities among our consolidated entities. Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities. Represents (a) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment and (b) benefits received from government grants for COVID-19 relief. Represents costs associated with the Take 5 Matter, primarily, professional fees and other related costs.

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